Exhibit 10.2

Execution Version

SPONSOR SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made as of December 30, 2023 by and among (i) CLIMATEROCK, a Cayman Islands exempted company (the “SPAC”), (ii) GREENROCK, a Cayman Islands exempted company (the “Company”), and (iii) U.N. SDG Support LLC (“Sponsor”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, on December 30, 2023, SPAC, the Company, ClimateRock Holdings Limited, a Cayman Islands exempted company and a wholly owned subsidiary of SPAC (“Holdings”), ClimateRock Merger Sub Limited, a Cayman Islands exempted company and a wholly owned subsidiary of Holdings (“SPAC Merger Sub”), and (v) a Cayman Islands exempted company and a wholly owned subsidiary of Holdings, expected to be named GreenRock Merger Sub Corp., which is in the process of being formed by SPAC (“Company Merger Sub”), entered into that certain Agreement and Plan of Merger (as amended or supplemented from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, (a) SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving company (the “SPAC Merger”), and with the security holders of SPAC receiving substantially equivalent securities of Holdings and (b) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”; Company Merger and the SPAC Merger are together referred to herein as the “Mergers”), and with the shareholders of the Company receiving Holdings Ordinary Shares, and as a result of the Mergers, SPAC and the Company will become wholly owned subsidiaries of Holdings, and Holdings will become a publicly traded company listed on Nasdaq, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of applicable law;

WHEREAS, the Board of Directors of SPAC has (a) approved and declared advisable the Merger Agreement, the Ancillary Agreements, the Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of SPAC and its stockholders (the “SPAC Shareholders”) and (c) recommended the approval and the adoption by each of SPAC Shareholders of the Merger Agreement, the Ancillary Agreements, the Merger and the other Transactions;

WHEREAS, Sponsor is currently the record owner of one (1) SPAC Class B Ordinary Share (the “Sponsor Shares”) and 3,762,500 privately issued warrants of SPAC entitling the Sponsor to purchase one (1) SPAC Class A Ordinary Share at a price of $11.50 per SPAC Class A Ordinary Share (the “Sponsor Warrants” and, together with the Sponsor Shares and any additional SPAC Class A Ordinary Shares, Sponsor Shares or any securities in SPAC (or any securities convertible into or exercisable or exchangeable for SPAC Class A Ordinary Shares, Sponsor Shares or any securities in SPAC) in which the Sponsor acquires record or beneﬁcial ownership after the date hereof, including as a result of the Transaction, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Shares”); and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and as an inducement and in consideration therefor, and the expenses and efforts to be undertaken by SPAC and the Company to consummate the Transactions, SPAC, the Company and Sponsor desire to enter into this Agreement, pursuant to which, the parties hereto agreed to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions. Sponsor hereby agrees, with respect to all of the Shares, that during the period commencing on the date hereof and ending on the earliest of (x) the Eﬀective Time, and (y) such date and time as the Merger Agreement shall be terminated in accordance with Section 9.1 thereof (the “Voting Period”):

(a) at each meeting of SPAC Shareholders or any class or series thereof, and in each written consent or resolutions of any of SPAC Shareholders in which Sponsor is entitled to vote or consent, Sponsor hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) in favor of, and adopt, the SPAC Merger, the Merger Agreement, the Ancillary Agreements, any amendments to SPAC’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) to vote the Shares in opposition to: (A) any Acquisition Transaction and all other proposals (x) for the acquisition of the SPAC, (y) that could reasonably be expected to delay or impair the ability of the SPAC to consummate the SPAC Merger, the Merger Agreement or any of the Transactions, or (z) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Agreements; (B) other than as contemplated by the Merger Agreement, any material change in (x) the present capitalization of the SPAC or any amendment of the SPAC’s Organizational Documents or (y) the SPAC’s corporate structure or business; or (C) any other action or proposal involving the SPAC that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the SPAC’s obligations under the Merger Agreement not being fulfilled;

(b) to promptly execute and deliver all related documentation and take such other action in support of the SPAC Merger, the Merger Agreement, any Ancillary Agreements and any of the Transactions as shall reasonably be requested by the Company or the SPAC in order to carry out the terms and provision of this Section 1, including, without limitation, (i) any actions by written consent of the SPAC Shareholders presented to Sponsor with respect to the matters in Section 1(a), and (ii) any applicable Ancillary Agreements, and any consent, waiver, governmental filing, and any similar or related documents;

(c) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Sponsor or its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Company and the SPAC in connection with the Merger Agreement, the Ancillary Agreements and any of the Transactions; and

(d) except as contemplated by the Merger Agreement or the Ancillary Agreements, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of SPAC capital stock in connection with any vote or other action with respect to the Transactions, other than to recommend that shareholders of the SPAC vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement).

2. Other Covenants.

(a) No Transfers. Sponsor agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without the SPAC’s and the Company’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Shares; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Sponsor’s ability to perform its obligations under this Agreement. The SPAC hereby agrees that it shall not permit any Transfer of the Shares in violation of this Agreement. Sponsor agrees with, and covenants to, the SPAC and the Company that Sponsor shall not request that the SPAC register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of the SPAC and the Company, and the SPAC hereby agrees that it shall not effect any such Transfer.

(b) Changes to Shares. In the event of a stock dividend or distribution, or any change in the shares of capital stock of the SPAC by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Sponsor agrees during the Voting Period to notify the SPAC and the Company promptly in writing of the number and type of any additional Shares acquired by Sponsor, if any, after the date hereof.

(c) Registration Statement. During the Voting Period, Sponsor agrees to provide to the SPAC, the Company and their respective Representatives any information regarding Sponsor or the Shares that is reasonably requested by the SPAC, the Company or their respective Representatives for inclusion in the Registration Statement.

(d) Publicity. Sponsor shall not issue any press release or otherwise make any public statements with respect to the Transactions without the prior written approval of the Company and the SPAC. Sponsor hereby authorizes the Company and the SPAC to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Sponsor’s identity and ownership of the Shares and the nature of Sponsor’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Agreements.

(e) Waiver of Anti-Dilution Protections. Sponsor hereby irrevocably and unconditionally (but subject to the consummation of the Merger) (i) agrees that pursuant to Section 1.6(b) of the Merger Agreement, each SPAC Class B Ordinary Share issued and outstanding prior to the Effective Time shall be converted automatically into one (1) Holdings Ordinary Share (the “SPAC Merger Consideration”), and (ii) waives any adjustment to SPAC Merger Consideration pursuant to the Conversion Ratio (as such term is deﬁned in the SPAC’s Amended and Restated Memorandum of Association) to which it would otherwise be entitled pursuant to Article 35 of the SPAC’s Amended and Restated Memorandum of Association and any other anti-dilution protections with respect to the SPAC Merger Consideration resulting from the transactions contemplated by the Merger Agreement (including the issuance of Holdings Ordinary Shares or any other securities of Holdings in connection with such transactions) such that any Holdings Ordinary Shares, SPAC Class A Ordinary Shares or any other securities of the Holdings or the SPAC issued pursuant to any of the foregoing are excluded from the determination of the number of shares of the Holdings Ordinary Shares issuable upon payment of the SPAC Merger Consideration in connection with the transactions contemplated by the Merger Agreement. Sponsor further agrees not to redeem any Shares and not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the SPAC, the Company, any Aﬃliate or designee of the Sponsor acting in his or her capacity as director or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Sponsor Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

(f) Restated Holdings Memorandum and Articles. The SPAC and the Company acknowledge and agree that the Sponsor shall have the right to consent to the contents and the governance provisions contained in the Holdings M&A.

3. Representations and Warranties of Sponsor. Sponsor hereby represents and warrants to the SPAC and the Company as follows:

(a) Binding Agreement. Sponsor is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Sponsor has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Sponsor, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Sponsor understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Sponsor.

(b) Ownership of Shares. As of the date hereof, Sponsor is the sole and beneficial owner (as deﬁned in the Securities Act) of the Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the SPAC’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Sponsor pursuant to arrangements made by Sponsor. Except for the Shares set forth under Sponsor’s name on the signature page hereto and the Sponsor’s SPAC Private Warrants, as of the date of this Agreement, Sponsor is not a beneficial owner or record holder of any: (i) equity securities of the SPAC, (ii) securities of the SPAC having the right to vote on any matters on which the holders of equity securities of the SPAC may vote or which are convertible into or exchangeable for, at any time, equity securities of the SPAC or (iii) options, warrants or other rights to acquire from the SPAC any equity securities or securities convertible into or exchangeable for equity securities of the SPAC.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Sponsor, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Sponsor, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Sponsor, if applicable, result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Sponsor is a party or by which Sponsor or any of the Shares or its other assets may be bound, or violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Sponsor’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Sponsor hereby covenants and agrees that, except for this Agreement, Sponsor (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Sponsor’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Sponsor contained herein untrue or incorrect in any material respect or have the effect of preventing Sponsor from performing any of its material obligations under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the SPAC and the Company hereby acknowledge that the Shares are subject to certain transfer restrictions and voting obligations (consistent with the obligations under this Agreement) under that certain letter agreement, dated April 27, 2022 (as amended from time to time, the “Insider Letter”), between the Sponsor and the SPAC.

4. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of SPAC, the Company or the Sponsor shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of SPAC, the Company and the Sponsor, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 4(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Sponsor are personal to Sponsor and may not be assigned, transferred or delegated by Sponsor at any time without the prior written consent of SPAC and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction; provided that matters that as a matter of the laws of the Cayman Islands are required to be governed by the laws of the Cayman Islands shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without regard to laws that may be applicable under conflicts of laws principles that would cause the application of the laws of any jurisdiction other than the Cayman Islands to such matters.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to SPAC to: ClimateRock [25 Bedford Square London, England, WC1B 3HH] Attn: Email:	With a copy (which will not constitute notice) to: ArentFox Schiff LLP 1717 K Street NW Washington, D.C. 20006 Attention: Ralph De Martino, Esq. Tel: (202) 724-6848 Email: ralph.demartino@afslaw.com
If to the Company, to: GreenRock Corp 25 Bedford Square London, England, WC1B 3HH Attn: Per Regnarsson Telephone No.: +44 7747767496 E-mail: per.regnarsson@grrck.com

With a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.

Lloyd N. Steele, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

lsteele@egsllp.com

If to Sponsor, to: the address set forth under Sponsor’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and SPAC (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of SPAC, the Company and Sponsor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

(j) Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4(j) shall not be required to provide any bond or other security in connection with any such injunction.

(k) Expenses. Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the Transactions contemplated hereby if such Transactions are not consummated, including all fees of its legal counsel, financial advisers and accountants.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Sponsor, the Company and SPAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other SPAC shareholders entering into voting agreements with the Company or SPAC. Nothing contained in this Agreement shall be deemed to vest in the Company or SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Agreement or the Insider Letter. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of SPAC or the Company or any of the obligations of Sponsor under any other agreement between Sponsor and either SPAC or the Company, respectively or any certificate or instrument executed by Sponsor in favor of SPAC or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of SPAC or the Company or any of the obligations of Sponsor under this Agreement.

(o) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting and Support Agreement as of the date first written above.

SPAC:

CLIMATEROCK

By:	/s/ Niels Brix
Name:	Niels Brix
Title:	Chairman of Special Committee

The Company:

GREENROCK

By:	/s/ Charles Ratelband
Name:	Charles Ratelband
Title:	Director

Sponsor:

Name of Sponsor:

By:	/s/ Charles Ratelband
Name:	Charles Ratelband
Title:	Director

Address for Notice:

Address: ________________________________________
_______________________________________________
_______________________________________________
Facsimile No.: ____________________________________
Telephone No.: ___________________________________
Email:___________________________________________

Signature Page to Sponsor Support Agreement

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